SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 8-K

                           CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  December 13, 2000

                          WASTEMASTERS, INC.
           (Exact name of registrant as specified in its charter)

    Maryland                  0-12914                 52-1507818
(State or other       (Commission File Number)    (I.R.S. Employer
jurisdiction of                                  Identification No.)
incorporation)

                     205 South Bickford
                      El Reno, Oklahoma 73036
            (Address of principal executive offices) (Zip Code)

                          (405) 262-0800
        (Registrant's telephone number, including area code)

Item 1.     Changes in Control of Registrant.

Not Applicable.

Item 2.     Acquisition or Disposition of Assets.

On December 13, 2000, WasteMasters, Inc., a Delaware corporation ("WMI"), Automated Waste Solutions, Inc., a Pennsylvania corporation ("Automated") and All Waste Disposal Service, Inc., a Pennsylvania corporation ("All Waste"), entered into a Purchase and Sale Agreement (the "Agreement") with Ace Waste Services, Inc. ("Ace"), a New Jersey corporation. WMI, Automated and All Waste are subsidiaries of WasteMasters, Inc., a Maryland corporation (the "Company"). Under the Agreement, Ace purchased substantially all of the assets of All Waste consisting of all trucks, trailers, containers, compactors, equipment, inventory, customer lists and goodwill used by All Waste in its operations. Also included in the sale was a Preferred Vendor Agreement, beneficially held by Automated, for solid waste collection and disposal services in Pennsylvania and surrounding areas, performed by All Waste.

As consideration for the assets conveyed to Ace, the Company received 51% of the issued and outstanding common stock of Ace. In addition, Janet Drialo-McArdle, the sole shareholder of Ace, was granted an option to purchase 200,000 shares of common stock of the Company at a price of $.20 per share until November 13, 2002. Under the Agreement, the Company also agreed to loan Ace $50,000 as working capital funds, with $25,000 payable on December 13, 2000 and $25,000 payable on December 20, 2000. The loan does not bear interest and is shall only be repaid upon the approval of a majority of the Board of Directors of Ace.

     - In addition, WMI and Ms. Drialo-McArdle entered into a shareholder agreement pertaining to Ace. The shareholder agreement provides, in part, that:

     - the board of directors of Ace shall consist of four persons, with Ms. Drialo-McArdle and WMI each having the right to nominate two of a the directors;

     - any matter requiring a majority approval of the board of directors that results in a tie vote can be resolved by arbitration;

     - neither shareholder can transfer their shares unless Ace and the other shareholder consents or the transferee agrees to be bound by the provisions of the shareholder agreement;

     - Ace has a right of first refusal, exercisable for 90 days, to purchase any shares which a shareholder desires to sell, and the other shareholder(s) have a right of first refusal, exercisable for 90 days, to purchase any shares which Ace fails or refuses to purchase pursuant to its right of first refusal;

     - WMI has an option, effective on November 13, 2002, to purchase the remaining 49% ownership interest in Ace at a purchase price equal to fifteen (15) times monthly revenue, based on the average monthly revenue for the preceding six months, minus long term notes payable times the percentage of shares of Ace beneficially owned by a shareholder at that time. In the event WMI exercises its option to purchase the remaining 49% ownership in Ace, then WMI is obligated to offer employment to Joseph Lombardo and Michael McArdle, two employees of Ace, for three years at their average rate of pay for the six months preceding the exercise of the
option.   In the event such employees' employment is terminated at any time within such three year period, other than by the employee's voluntary termination of employment, the employees will be entitled to receive all compensation due them for the remainder of the employment term and shares of restricted common stock of the Company with a market value of $500,000 on the date of termination. In consideration for the option, the Company agreed to issue Ms. Drialo-McArdle 200,000 shares of restricted common stock.

The Company originally acquired Automated and All Waste on October 1, 2000. The Company elected to combine the operations of Automated and All Waste with Ace because of the complimentary nature of the markets served by the two organizations, as well as the ability to take advantage of the superior operating skills of Ace's management. The principle market served by Ace now consists of Southeastern Pennsylvania and all of Delaware. Its principle competitors are Waste Management, BFI Industries, Superior Waste and Republic Waste. Ace has 12 rolloff trucks, 3 tractors and 186 containers. Approximately 60% of Ace's business is construction and demolition waste, and the remaining 40% is municipal solid waste collection from commercial customers. Based on current operating levels, Ace should generate from $4 million to $5 million in revenues in 2001.

Item 3.     Bankruptcy or Receivership.

Not Applicable.

Item 4.     Changes in Registrant's Certifying Accountant.

Not Applicable.

Item 5.     Other Events.

The following material events have occurred recently:

Solomon Settlement: The Company recently completed the settlement of a judgment in the original amount of $2,500,000 held by Harold and Maryann Solomon. The original settlement agreement provided for the full settlement of the judgment by the issuance of 1,050,000 shares of restricted common stock and the payment of $157,500, with $25,000 payable immediately and the remaining $132,500 payable at the rate of $10,000 per month for twelve months, with a final payment of $12,500. The Company anticipates recording a substantial gain as a result of the settlement of this claim for substantially less than face value. The Company still has thirteen judgments totaling $1,564,240.30, plus additional postjudgment and attorney's fees thereon. However, as discussed below, additional material judgments may be entered against the Company the near future.

Wood Management, Inc.: In 1998, the Company acquired Wood Management, Inc., which owned and operated a wood waste yard in New Jersey. On March 30, 1999, the Company sold Wood Management, Inc. to Global-Eco-Logical Services, Inc. ("GECL") In connection with the sale to GECL, the Company received an indemnity against any claims or liabilities asserted against the Company arising out of the business of Wood Management, Inc. Later in 1999, GECL sold Wood Management, Inc. to a third party. In 2000, Wood Management, Inc. filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code, but the case was later converted to Chapter 7
liquidation.   In late 2000, following the liquidation of Wood Management,
Inc., the Company received various demands and suits arising of equipment loans and leases that it guaranteed on behalf of Wood Management, Inc. while it was the owner thereof. Among the suits and demands are a suit by General Electric Capital Corporation for approximately $45,000, a suit by Center Capital Corporation for approximately $250,000, and a demand by
American Express for in excess of $1,100,000.   The Company has notified
Global of the suits and demands, but the Company does not believe that Global has the financial resources of honor its indemnity of the Company. The Company is currently exploring its options with regard to the claims. However, the claims may have a material adverse impact on the Company's financial condition.

Lisbon Landfill: On October 1, 2000, the Company purchased Lisbon Landfill, Inc., which owns and operates a construction and demolition landfill in Lisbon, Ohio. The landfill is subject to a first note and mortgage in the original principle amount of $500,000 held by Benchmark Capital (Geneva), S.A. The note bears interest at 24% per annum, except that the interest rate increases to 30% per annum if the note is in default. The note requires quarterly payments of interest only, and matured on February 23, 2001. The Company failed to make a quarterly interest payment due on November 23, 2000, and failed to pay the note in full on its maturity date. The Company has negotiated a one year extension of the note term, which requires that the Company pay accrued interest of $75,000 and the lender's attorney's fees by March 9, 2001, and that the note be guaranteed by William Tuorto and Richard D. Tuorto, Sr., who are principles of Global, the entity from whom Lisbon Landfill, Inc. was purchased. There is no assurance that the Company will be able to satisfy the terms required by the lender to extend the term of the note, or that the Company will be able to procure the guarantees of William Tuorto and Richard D. Tuorto, Sr. as required by the lender. In the event the Company is not able to consummate an agreement to extend the term of the note, the Company may lose the landfill by foreclosure.

On March 2, 2001, operations at the landfill were terminated as a result of violations of local, state and/or federal environmental regulations. The Company estimates that it may cost in excess of $100,000 to resolve the regulatory violations. The Company has terminated onsite management of the landfill and is in discussions to have the landfill managed by a former owner of the landfill.

Continental Investment Corporation Settlement: In December 1999, the Company entered into a rescission agreement with Continental Investment Corporation ("CIC"), which agreement was amended in January 2000. Under the rescission agreement, the Company and CIC agreed to rescind a number of transactions under which each company issued securities to the other. In addition, the Company agreed to pay CIC $500,000 and any amount necessary to satisfy a judgment held against CIC by Frontier Insurance Company. The Company satisfied the judgment held by Frontier Insurance Company, and paid CIC $175,000, but was unable to pay the remaining $325,000 due under the rescission agreement. The Company later reached an agreement with CIC to pay an additional $50,000, plus approximately $25,000 in attorney's fees incurred by CIC, to purchase approximately $3,900,000 in convertible debentures of the Company held by CIC, which the Company was not able to perform either. In January 2001, CIC filed a motion with the Bankruptcy Court for the Northern District of Texas, Dallas Division, seeking an order to enforce the rescission agreement. On March 2, 2001, the bankruptcy court entered a judgment against the Company canceling 352,500 shares of common stock in CIC owned by the Company, and entered a judgment against the Company in the amount of $350,443. The bankruptcy court's order also permits CIC to sell certain securities of the Company owned by CIC on the open market to satisfy the judgment. CIC holds 4,500,000 shares of common stock and 5,000,000 shares of Series A Convertible Preferred Stock, convertible into 25,500,000 shares of common stock, in the Company. The Company is still in negotiations with CIC, but there is no assurance that an agreement can be reached.

Startec, Inc.: In the fourth quarter of 2000, the Company commenced a tender offer for the common stock of Startec, Inc. The Company offered two shares of its common stock for each share of common stock of Startec, Inc. The consummation of the tender offer was conditioned on the requirement that sufficient shares be tendered to give the Company at least 50.1% ownership of Startec, Inc., and that the tender offer comply with state and federal securities and corporate laws, including particularly that the tender offer comply with the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated thereunder. The Company did not receive sufficient tenders to give it majority control of Startec, Inc. In addition, the Company determined that it could not acquire majority control of Startec, Inc. in a tender offer structured as a private placement due to the number of shareholders of Startec and their level of sophistication, and that compliance with an Ohio anti-takeover statute would be necessary. As a result, the Company has cancelled the tender offer and is voluntarily returning all shares tendered.

Registration Rights Default: In the fourth quarter of 2000, the Company entered into various agreements under which it became obligated to file a registration statement to register for resale shares of common stock held by them or which they are entitled to receive upon conversion of obligations held by them. The Company has not filed a registration statement due to accounting issues arising from the Company's acquisition of Automated, All Waste and Lisbon Landfill, Inc. on October 1, 2000 and the Company's sale of the assets of Automated and All Waste to Ace on December 13, 2000 in consideration for a majority ownership interest in Ace. As a result of the failure to file the registration statement, the Company is in default on its obligations to such persons, although none of the parties with registration rights has indicated an intention to initiate legal action against the Company as a result of the default. The Company anticipates filing the registration statement in the near future.

Appalachian Environmental Recovery, Inc.: The Company previously announced that it was a pursuing a business venture involving the mining, recycling and selling of coal fines through a subsidiary known as Appalachian Environmental Recovery, Inc. ("AERI"). The Company's business plan contemplates the design and construction of numerous facilities. The Company planned to finance its initial facility through a combination of grant money, mortgage financing, and equity, which would be raised either by selling off minority interests in AERI and/or from the proceeds of an equity line of credit entered into by the Company. Recently, the Company has considered an alternative financing plan in which AERI would be conveyed to an existing public company in consideration for a substantial equity stake in the public company in order to make equity financing more attractive to investors. To date, however, no such transaction has taken place, and there is no assurance that a transaction will take place.

Frontier Insurance Company Lawsuit: On or about March 2, 2001, a lawsuit was filed against the Company by Frontier Insurance Company in the Superior Court of Fulton County, Georgia. The lawsuit seeks to recover $1,617,903.50 allegedly due under four indemnity agreements that the Company executed in connection with bonds furnished by the plaintiff for the benefit of four former subsidiaries of the Company: C.A.T. Recycling, Inc./C&D Recycling Corp. for $971,250; American Recycling & Management, Inc. for $316,675; Atlantic Coast Demolition and Recycling, Inc. for $220,005.50; and Sebring Landfill, Inc. for $110,100. The plaintiff alleges that it has already made payment of the total amount due under the bonds issued for the benefit of American Recycling and Sebring Landfill, for a total of $426,775. The Company is still investigating the matter to determine whether it has a viable defense to the suit, but in the event the suit is successful it would have a material adverse impact on the Company's financial condition.

Item 6.     Resignations of Registrant's Directors.

Not Applicable.

Item 7.     Financial Statements, Pro Forma Financial Information and
Exhibits.

(a)     Financial Statements of Businesses Acquired:  None.

(b)     Pro Forma Financial Information:  To be filed by amendment.

(c)     Exhibits:

Regulation
S-B Number                        Exhibit

10.1          Purchase and Sale Agreement dated December 13, 2000

10.2          Option Agreement of Janet Drialo-McArdle

10.3          Shareholder Agreement of Ace Waste Services, Inc.

Item 8.     Change in Fiscal Year.

Not Applicable.

Item 9.     Sales of Equity Securities Pursuant to Regulation S

Not Applicable.


                                 SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    WASTEMASTERS, INC.


Date: March 6, 2001                 By: /s/ A. Leon Blaser
                                    A. Leon Blaser,
                                    Chief Executive Officer